1 Exhibit 10.29 AMENDMENT TO EMPLOYMENT AGREEMENT This AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is effective as of February 23, 2016 (the "Effective Date"), by and between FIDELITY NATIONAL INFORMATION SERVICES, INC., a Georgia corporation ("FIS" or the "Company"), and Frank R. Martire (the "Employee") and amends that certain Amended and Restated Employment Agreement dated March 31, 2009, as previously amended on December 1, 2009, March 30, 2012 and January 1, 2015 (as previously amended, the "Agreement"). Unless expressly amended herein, the terms of the Agreement remain in full force and effect. In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows: 1. Section 9(a)(iv) is deleted and the following is inserted in lieu thereof: “(iv) (iv) All stock option, restricted stock and other equity-based incentive awards granted by the Company (or granted by an affiliate of the Company prior to the Effective Time and assumed by the Company) that were outstanding but not vested as of the Date of Termination shall, subject to Section 9(e), become immediately vested and/or payable, as the case may be, and the Employee’s Prior Equity Awards that are stock options shall be exercisable for the lesser of (x) the remaining term of such stock options and (y) five (5) years after the Date of Termination; and;” IN WITNESS WHEREOF the parties have executed this Amendment to be effective as of the date first set forth above. FIDELITY NATIONAL INFORMATION SERVICES, INC. By: ___________//S//_______________ Its: CEVP, Chief Administrative Officer FRANK R. MARTIRE _______________//S//_______________